As filed with the Securities and Exchange Commission on February 28, 2008
No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SOLUTIA INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2821 (Primary Standard Industrial Classification Code Number)	43-1781797 (I.R.S. Employer Identification No.)
575 Maryville Centre Drive
P. O. BOX 66760
ST. LOUIS, MISSOURI 63166-6760
(Address of Principal Executive Offices)

SOLUTIA INC. 2007 MANAGEMENT LONG-TERM INCENTIVE PLAN
SOLUTIA INC. 2007 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN
(full title of the plans)
Rosemary L. Klein
Senior Vice President, General Counsel and Corporate Secretary
Solutia Inc.
575 Maryville Centre Drive
P. O. Box 66760
St. Louis, Missouri 63166-6760
(314) 674-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Thomas W. Christopher
Christian O. Nagler
Kirkland & Ellis LLP
153 East 53rd Street
New York, New York 10022
(212) 446-4800
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
     If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount	Offering Price	Aggregate	Amount of
to be Registered	to be Registered (1)	Per Unit	Offering Price (2)	Registration Fee
Common stock, $0.01 par value	7,450,000	$20.00	$149,000,000	$5,855.70

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers additional shares of the Registrant’s Common Stock that may become issuable under the Plans (as defined below) by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s Common Stock.
(2)	Calculated pursuant to Rule 457(c) under the Securities Act.
     The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART I.
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
ITEM 1. PLAN INFORMATION
     The documents containing the information specified in Part I will be delivered to participants in the Solutia Inc. 2007 Management Long-Term Incentive Plan and the Solutia Inc. 2007 Non-Employee Director Stock Compensation Plan (the “Plans”) in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION
     Upon written or oral request, any of the documents incorporated by reference to Item 3 of Part II of this Registration Statement (which documents are also incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible participants pursuant to Rule 428(b) under the Securities Act and additional information about the Plans are available without charge by contacting:
Rosemary L. Klein
Senior Vice President, General Counsel and Secretary
575 Maryville Centre Drive
P. O. Box 66760
St. Louis, Missouri 63166-6760
(314) 674-1000
PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
     The following documents are incorporated by reference:
     (a) Solutia’s Annual Report on Form 10-K for the year ended December 31, 2007
     (b) Our Current Report on Form 8-K filed on January 14, 2008.
     All documents that Solutia later files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, before Solutia files a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities that have not been sold, will be considered to be incorporated by reference and will be a part of this registration statement from the date the documents were filed.
     Any statement contained in a document incorporated or considered to be incorporated by reference in this registration statement shall be considered to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any later filed document which also is incorporated or considered to be incorporated by reference in this registration statement modifies or supersedes such statement. Any statement that is modified or superseded shall not be considered, except as modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES
Not applicable
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
Not applicable
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Section 145(b) of the DGCL provides that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation will provide that the directors of Solutia shall not be personally liable to Solutia or its stockholders for monetary damages for violations of their fiduciary duty, except (i) for any breach of the director’s fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation will contain provisions permitted by Section 102(b)(7) of the DGCL.

Our amended and restated bylaws will provide for indemnification of the officers and directors of Solutia to the fullest extent permitted by the DGCL.

The forgoing is only a general summary of certain aspects of Delaware law and the registrant’s organizational documents dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the applicable provisions of the DGCL and of the registrant’s amended and restated certificate of incorporation and bylaws.

In addition, the Company’s directors and officers are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities under the Securities Act.

Moreover, our plan of reorganization provides that we will indemnify our current and former officers and the members of our Board of Directors.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
Not applicable
ITEM 8. EXHIBITS
See Exhibit Index at page 7.
ITEM 9. UNDERTAKINGS
     (a) Solutia hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information about the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be considered to be a new registration statement relating to the securities offered, and the offering of such securities at that time will be considered to be the initial bona fide offering; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	Solutia undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Solutia’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement will be considered a new registration statement relating to the securities offered, and the offering of those securities at that time will be viewed as the initial bona fide offering of those securities.
*    *    *    *
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant under the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on February 27, 2008

SOLUTIA INC. (DEBTOR-IN-POSSESSION) (Registrant)
By:	/s/ Jeffry N. Quinn
	Name:	Jeffry N. Quinn
	Title:	President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY
     The undersigned directors and officers of Solutia Inc. hereby constitute and appoint Rosemary L. Klein and Miriam R. Singer, and each of them, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact, each with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on February 27, 2008.

Signature	Title

/s/ Jeffry N. Quinn Jeffry N. Quinn	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ James M. Sullivan James M. Sullivan	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Timothy J. Spilhman Timothy J. Spilhman	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ Paul H. Hatfield Paul H. Hatfield	Director

Signature	Title

/s/ Robert H. Jenkins Robert H. Jenkins	Director

/s/ Frank A. Metz, Jr. Frank A. Metz, Jr.	Director

/s/ J. Patrick Mulcahy J. Patrick Mulcahy	Director

/s/ Sally G. Narodick Sally G. Narodick	Director

/s/ John B. Slaughter John B. Slaughter	Director

EXHIBIT INDEX

Exhibit No.	Description
4(a)	Form of Amended and Restated Certificate of Incorporation of the Registrant
4(b)	Form of Amended and Restated By-laws of the Registrant
4(c)	Solutia Inc. 2007 Management Long Term Incentive Plan
4(d)	Solutia Inc. 2007 Non-Employee Director Stock Compensation Plan
5(a)	Opinion of Kirkland & Ellis LLP
23(a)	Consent of Deloitte & Touche LLP
23(b)	Consent of Kirkland & Ellis LLP (included on Exhibit 5(a))
24(a)	Powers of Attorney (included in signature page)